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                                                                  Exhibit (c)(4)


                              HOLOPHANE CORPORATION
                           SECOND AMENDED AND RESTATED
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


Section 1. PURPOSE - This Second Amended and Restated Plan, which supersedes and replaces the Amended and Restated Holophane Corporation Supplemental Executive Retirement Plan that was adopted effective as of November 1, 1995, is maintained by Holophane Corporation primarily for the purpose of providing deferred compensation benefits for a select group of highly compensated employees. Benefits under this Plan will be provided on an unfunded basis and will be paid as needed solely from the general assets of the Employer. It is intended that this Plan be exempt from the funding, participation, vesting and fiduciary provisions of Title I of ERISA.

Section 2. CERTAIN DEFINITIONS - As used in this Plan, the following capitalized terms shall have the meanings specified below.

         "Adjustment Date" means the last day of each Plan Year.

         "Beneficiary" means the person or persons designated in writing as such and filed with the Employer at any time by a Participant. Any such designation may be withdrawn or changed in writing (without the consent of the Beneficiary) by completing Part C of a Participation Agreement, but only the last designation on file with the Employer shall be effective.

         "Change of Control" means the occurrence of any of the following events after the Effective Date (i) the acquisition by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors ("Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control (A) any acquisition by the Employer, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Employer or any corporation controlled by the Employer, or (C) any acquisition by any Person who on the Effective Date was the beneficial owner of twenty percent (20%) or more of the combined voting power of the Voting Securities of the Employer outstanding on such date; or (ii) a change in the composition of a majority of the Board of Directors of the Employer within a three (3) year period, which change shall not have been approved by a majority of the persons then surviving as Directors who also comprised the Board of Directors of the Employer immediately prior to the commencement of such period; or (iii) the consummation of any reorganization, merger or consolidation other than a reorganization, merger or consolidation which would result in the Voting Securities of the Employer outstanding immediately prior thereto continuing to represent (either by



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remaining outstanding or by being converted into Voting Securities of the surviving entity) at least sixty percent (60%) of the combined voting power of the Voting Securities of the Employer or such surviving entity outstanding immediately after such reorganization, merger or consolidation; or (iv) the consummation of a plan of complete liquidation of the Employer or of an agreement for the sale or disposition by the Employer (in one transaction or a series of transactions) of all or substantially all of the Employer's assets.

         "Compensation" shall have the meaning assigned to that term in the Qualified Retirement Plan.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Deferred Compensation Account" means the separate Deferred Compensation Account established for each Participant pursuant to Section 4 of this Plan.

         "Effective Date" means, for this second amendment and restatement, June 1, 1999.

         "Employee" means an individual employed by the Employer.

         "Employer" means Holophane Corporation.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

         "Gross Compensation" means, with respect to any Participant for any Plan Year, the sum of (i) such Participant's Compensation for such Plan Year plus (ii) the amount, if any, allocated to such Participant's Deferred Compensation Account as of the last day of such Plan Year pursuant to Section 4.D(i) hereof.

         "Participant" means, for any Plan Year, (i) an Employee (A) selected for participation in the Plan by the Board of Directors of the Employer, (B) who was a participant in the Qualified Retirement Plan as of the last day of such Plan Year and (ii) any former Employee until he or she receives the full Plan benefit to which he or she is entitled.

         "Participation Agreement" means the form attached to this Plan.

         "Plan" means the Holophane Corporation Second Amended and Restated Supplemental Executive Retirement Plan, as reflected in this document, as the same may be amended or amended and restated from time to time after the Effective Date.


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         "Plan Administrator" means the Employer.

         "Plan Year" means the calendar year.

         "Qualified Retirement Plan" means the Holophane Corporation Thrift and Retirement Plan originally effective as of July 1, 1989, as the same has been or may be amended or amended and restated from time to time thereafter.

         "Supplemental Retirement Account" means the separate Supplemental Retirement Account established for each Participant pursuant to Section 3 of this Plan.

         "Terminated for Cause" means, and shall have occurred if, an Employee's employment with the Employer is terminated because of (i) the Employee being convicted of a felony involving moral turpitude provided that such conviction would at the time have a material adverse effect on the Employer in the reasonable opinion of the Employer's Board of Directors, (ii) gross and willful misconduct by the Employee which is deemed to be injurious to the Employer by the Employer's Board of Directors, (iii) a finding of gross dishonesty of the Employee, (iv) willful malfeasance or gross negligence, or failure to act involving material nonfeasance, provided that in the case of such gross negligence or material nonfeasance it would at the time have a material adverse effect on the Employer in the reasonable opinion of the Employer's Board of Directors or (v) insubordination or refusal to perform assigned duties consistent with the duties of the Employee prior to the occurrence of any Change of Control.

Section 3.  SUPPLEMENTAL RETIREMENT ACCOUNTS

                  A. Establishment of Supplemental Retirement Accounts. The Employer shall establish a Supplemental Retirement Account for each Participant.

                  B. Supplemental Retirement Contributions. Effective as of each Adjustment Date falling on or after December 31, 1993, the Employer will allocate to the Supplemental Retirement Account of each Participant, in accordance with the procedures specified in Section 3.C. below, such amount as the Employer in good faith determines to be substantially equivalent to the aggregate additional amount, if any, which, based on his Gross Compensation, such participant would have received from the Employer in respect of the Plan Year then ending by way of profit sharing contributions and/or 401(k) matching contributions under the Qualified Retirement Plan but for the direct or indirect benefit limitations then applicable under the Code, including without limitations, those contained in Code Sections 401(a)(17), 401(a)(30), 401(k)(3), 402(g)(1) or 415(c).

                  C. Adjustment of Supplemental Retirement Account Balances. Effective as of each Adjustment Date, the Employer will adjust the balance of each Participant's Supplemental Retirement Account as follows:




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                     (i) the Employer will first allocate to the Supplemental
Retirement Account an amount equal to the investment returns earned on the Participant's Supplemental Retirement Account since the last prior Adjustment Date; and

                     (ii) the Employer will then allocate to the Supplemental Retirement Account any amount called for under Section 3.B. above.

                  D. Rights in Supplemental Retirement Accounts. An individual's only right with respect to his Supplemental Retirement Account (and amounts allocated thereto) will be to receive payments in accordance with the provisions of Section 5 of this Plan.

Section 4.  DEFERRED COMPENSATION ACCOUNTS

                  A. Establishment of Deferred Compensation Accounts. The Employer may also establish a Deferred Compensation Account for each Participant.

                  B. Election of Participant. (i) For each Plan Year, if any, in respect of which the Employer permits Participants to do so, each Participant may elect to have a portion, not exceeding any amount limitations established by Employer from time to time, of any bonuses which would otherwise have been paid to him in such Plan Year allocated to his Deferred Compensation Account and paid on a deferred basis pursuant to the terms of this Plan. To exercise such an election for any Plan Year, a Participant must advise the Employer of his election, in writing, on a form prescribed by the Employer ("Deferral Notice") not less than 15 days prior to the commencement of the Plan Year in which such bonuses would otherwise have been paid to him.

                     (ii) Each Participant also may elect to defer payment of any cash that otherwise would have been paid to him under the terms of his employment contract, termination agreement or any other similar agreement on account of a Change of Control (as defined in such employment contract, termination agreement or other similar agreement). Amounts deferred under this subsection will be credited to the Participant's Deferred Compensation Account and paid pursuant to the terms of this Plan. To exercise such an election, a Participant must advise the Employer of his election, in writing, by completing Part A of a Participation Agreement prior to the occurrence of any Change of Control.

                     (iii) Each Participant may elect to defer any gain otherwise recognized on the exercise (in any manner permitted by the plan or program under which the option is extended) of any nonqualified stock option issued to a Participant under any stock option or stock incentive plan or program maintained by the Employer ("Nonqualified Stock Option"). If such an election is made, any gain that the Participant




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otherwise would have received on the exercise of the Nonqualified Stock Option will be credited to the Participant's Deferred Compensation Account. To exercise such an election, a Participant must advise the Employer of his election, in writing, by completing a Part B of a Participation Agreement prior to the occurrence of any Change of Control.

                  C. Employer Contributions. Each time a Deferral Notice is submitted to the Employer in accordance with Section 4.B. above, effective as of the Adjustment Date of the Plan Year in respect of which the Participant's election is made, the Employer will allocate to the Participant's Deferred Compensation Account, in accordance with the procedures specified in Section 4.D. below, the amount specified in the Deferral Notice.

                  D. Adjustment of Deferred Compensation Account Balances. Effective as of each Adjustment Date, the Employer will adjust the balance of each Participant's Deferred Compensation Account as follows:

                     (i) first, the Employer will allocate to the Deferred Compensation Account any amount called for under Section 4.C. above; and

                     (ii) then, the Employer will allocate to the Deferred Compensation Account an amount equal to the investment returns earned on the Participant's Deferred Compensation Account since the last prior Adjustment Date.

                  E. Recognition of Deferral Notices of Terminated Employees. Notwithstanding anything contained herein to the contrary, the Employer shall be required to recognize and implement, in accordance with the provisions of Sections 4.C. and 4.D. above, any Deferral Notice which it receives from any person who is a Participant at the time such Deferral Notice is received by the Employer, even though, whether by virtue of termination of employment or otherwise, such person is not a Participant as of the Adjustment Date of the Plan Year in respect of which the Deferral Notice was delivered.

                  F. Rights in Deferred Compensation Accounts. An individual's only right with respect to his Additional Deferred Compensation Account (and amounts allocated thereto) will be to receive payments in accordance with the provisions of Section 5 of this Plan.

Section 5.  DEFERRED BENEFITS.

                  A. Payment of Benefits - General. Subject to the limitations in Section 5.B. below, if a Participant's employment with the Employer is terminated for any reason, including the Participant's death, the Employer will pay to such individual, in accordance with the provisions of Section 5.C. and 5.D. below, deferred compensation




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benefits in an amount equal to (i) the aggregate of the balances contained in such individual's Deferred Compensation Account and Supplemental Retirement Account as of the date of termination of employment, plus (ii) such additional amounts as may be allocated to such Accounts subsequent to the date of termination and prior to the date of distribution pursuant to the provisions of Sections 3.C(i) and 4.D of this Plan.

                  B. Limitations on Benefit Payments. Notwithstanding any provisions of this Plan to the contrary, the Employer will have no obligation to pay to any person, any amounts allocated to the Supplemental Retirement Account of any Participant or former Participant whose (i) employment with the Employer is Terminated for Cause or (ii) who, in the reasonable opinion of the Board of Directors of the Employer, has breached, in any material respect, the terms of any non-competition agreement executed for the benefit of the Employer.

                  C. Timing on Payment of Benefits. Prior to the occurrence of any Change of Control, deferred compensation benefits called for under Section 5.A. of this Plan will be paid by the Employer (i) in substantially equal annual installments over a period of ten (10) years commencing on the first day of the Plan Year immediately following the Plan Year in which the Participant's termination of employment occurs, or (ii) under such other payment schedule as is mutually acceptable to the Employer and the Participant; provided, that if, for any year, the amount which the Employer is scheduled to pay is less than $5,000, the Employer may pay in such year up to the lesser of $5,000 or the aggregate balance then contained in the individual's Deferred Compensation Account or Supplemental Retirement Account. In the event of the occurrence of a Change of Control, with respect to each Participant, any deferred compensation benefits called for under Section 5.A. of this Plan which have not been paid as of the date of the Change of Control, shall be paid by the Employer in full within 30 days following the date of the (i) Change of Control or (ii) Participant's termination of employment, whichever is later. However, a Participant may waive the accelerated distribution provision described in the preceding sentence by completing Part A of a Participation Agreement with the Employer prior to the occurrence of any Change of Control. Also, the Employer will distribute a lump sum amount equal to any amount that the Internal Revenue Service ("IRS") conclusively establishes the Participant had "constructively" received within the meaning of Code (delta)451; however, the Participant receiving such a distribution is responsible for the payment of any income taxes due on that distribution and all interest and penalties that the IRS assesses in connection with that determination.

                  D. Payment of Benefits Upon Death of Participant. Subject to the limitations in Section 5.B. above, in the event of the death of a Participant, either before or after benefit payments have commenced under
Section 5.C. above, benefit payments called for under this Section 5 will thereafter be made to the Participant's Beneficiary or, if there is no Beneficiary, to the Participant's estate.



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                  E. Acceleration of Distributions. At any time, a Participant or Beneficiary may, by letter addressed to the Plan Administrator, accelerate the date his benefit is to be distributed by electing to receive a lump sum distribution of the amount then credited to his Supplemental Retirement Account and his Deferred Compensation Account. In this case, the electing Participant or Beneficiary will receive a distribution of 94% of the then-current total balance in his Supplemental Retirement Account and his Deferred Compensation Account. Notwithstanding anything contained herein to the contrary, if a Participant or Beneficiary elects to receive such a distribution, (i) the amount in question shall be distributed to the Participant or Beneficiary in one lump sum as soon as administratively feasible after receipt of the Participant's or Beneficiary's election; (ii) the Participant or Beneficiary shall forfeit all further rights to his Supplemental Retirement Account and his Deferred Compensation Account and all remaining balances therein; and (iii) the Participant or Beneficiary shall be precluded from participating in the Plan after such distribution. Amounts forfeited by a Participant or Beneficiary in accordance with this Section 5.E shall be returned to the Employer.

Section 6. TRUST - The Employer will establish the Trust as a source of Plan benefits. However, subject to the terms of the trust agreement, Trust assets will remain the property of the Employer.

Section 7. ASSIGNMENT OR ALIENATION - The right of a Participant, Beneficiary or other person to the payment of a benefit under this Plan may not be assigned, transferred, pledged, or encumbered except by Will or by the laws of descent and distribution.

Section 8. PLAN ADMINISTRATION - The Employer will have the right to interpret and construe this Plan and to determine all questions of eligibility and of status, rights and benefits of Participants and all other persons claiming benefits under this Plan. In all such interpretations and constructions, the Employer's determination will be based upon uniform rules and practices applied in a non-discriminatory manner and will be binding upon all persons affected thereby. Subject to the provisions of Section 9 below, any decision by the Employer with respect to any such matters, including without limitation, the Employer's determination of applicable amounts under Section 3.B. above, will be final and binding on all parties. The Employer will have absolute discretion in carrying out its responsibilities under this Section 8.

Section 9.  CLAIMS PROCEDURE

         (a) Filing Claims - Any Participant or Beneficiary entitled to benefits under this Plan will file a claim request with the Employer.

         (b) Notification to Claimant - If a claim request is wholly or partially denied, the Employer will furnish to the claimant a notice of the decision within ninety (90) days




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in writing and in a manner calculated to be understood by the claimant, which notice will contain the following information:

                  (i)      The specific reason or reasons for the denial;

                  (ii) A specific reference to pertinent Plan provisions upon which the denial is based;

                  (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv) An explanation of the Plan's claims review procedure describing the steps to be taken by a claimant who wishes to submit his claims for review.

         (c) Review Procedure - A claimant or his authorized representative may, with respect to any denied claim:

                  (i) Request a review upon a written application filed within sixty (60) days after receipt by the claimant of written notice of the denial of his claim;

                  (ii)     Review pertinent documents; and

                  (iii)    Submit issues and comments in writing.

Any request or submission will be in writing and will be directed to the Employer (or its designee). The Employer (or its designee) will have the sole responsibility for the review of any denied claim and will take all steps appropriate in the light of its findings.

         (d) Decision on Review - The Employer (or its designee) will render a decision upon review. If special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. Written notice of any such extension will be furnished to the claimant prior to the commencement of the extension. The decision on review will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan on which the decision is based. If the decision on review is not furnished to the claimant within the time limits prescribed above, the claim will be deemed denied on review.





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Section 10. UNSECURED AND UNFUNDED OBLIGATION - There shall be no contributions required or permitted to be made by any Participant in this Plan. All payments of benefits shall be made directly from the general assets of the Employer and the right of a Participant or Beneficiary to any payment of such benefits shall be solely that of an unsecured general creditor of the Employer.

Section 11. AMENDMENT OF THE PLAN - The Employer reserves the right, prior to the occurrence of a Change of Control, to amend this Plan at any time, and from time to time, in any manner which it deems desirable; provided that no amendment will adversely affect the then accrued benefits of any Participant under this Plan. Subject only to the termination rights granted under Section 12 below, Employer agrees that, following the occurrence of a Change of Control, this Plan shall not be amended in any way which will adversely affect the rights of any past or then-present Participant or of any Beneficiary thereof.

Section 12. TERMINATION OF THE PLAN - The Employer reserves the right to terminate this Plan at any time without providing any advance notice to any Participant. However, no amendment may affect (A) the procedures then in effect for the adjustment of Account balances under Section 3.C and 4.D, (B) any Participant's right to exercise any election described in Section 4.B(ii), 4.B(iii) or 5.E or (C) the waiver described in Section 5.C. Also, if the Employer terminates the Plan, the Employer may not accelerate the payment of any amounts allocated to such Participant's Deferred Compensation Account and Supplemental Retirement Account as of the date of termination.

Section 13. NO GUARANTEE OF PLAN PERMANENCY - This Plan does not contain any guarantee of provisions for continued employment to any Employee or Participant nor is it guaranteed by the Employer to be a permanent plan.

Section 14. GENDER - Any reference in this Plan made in the masculine pronoun shall apply to both men and women.

Section 15. GOVERNING LAW - This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

Section 16. SUCCESSOR EMPLOYER - If the Employer dissolves into, reorganizes, merges into or consolidates with another business or is acquired in a manner that constitutes a Change of Control, the successor will continue the Plan and the Trust established under Section 6, the successor will be substituted for the Employer under the terms of this Plan and the Trust. The substitution of the successor for the Employer will constitute an assumption by the successor of all Plan liabilities and the successor will have all of the powers, duties and responsibilities of the Employer under the Plan and Participant and Beneficiaries will continue to enjoy all of the rights and benefits provided for in the Plan and the Trust.



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         IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by a duly authorized officer effective as of the Effective Date.

                                            HOLOPHANE CORPORATION


Date: ________________                      By: _______________________________


                                            Its: ______________________________



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                              HOLOPHANE CORPORATION
                           SECOND AMENDED AND RESTATED

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                             PARTICIPATION AGREEMENT

This Participation Agreement supplements (but does not supercede) any earlier elections made with respect to the Holophane Corporation Supplemental Retirement Plan

Name: _____________________________________________________________

Soc. Sec. No.: _______________________________________________________

Date of Birth: ________________________________________________________

Address: ___________________________________________________________

____________________________________________________________________


___________________________________ _______________________________________
                  Date                             Signature

                                    _______________________________________
                                               Name (please print)


Received by Employer on: __________________

By: ______________________________________



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         PART A ELECTION TO DEFER PAYMENTS FOLLOWING A CHANGE OF CONTROL

Complete this portion of this form to defer payments that otherwise will be made after a "Change of Control" as provided in Section 4.B(ii) and 5.C

By completing this portion of this Participation Agreement, and as permitted under Sections 4.B(ii) and 5.C,I elect to defer the indicated benefits that I otherwise might realize on a "Change of Control" affecting the Employer and agree that these amounts will be distributed from the Plan as provided by its terms.


_____ Cash change of control benefits otherwise payable under my employment, termination or similar agreement (see Section 4.B(ii)) - CHECK IF APPROPRIATE.

_____ Change of control benefits arising under the SERP (see Section 5.C) - CHECK IF APPROPRIATE.

___________________________________ _______________________________________
                  Date                             Signature


                                    _______________________________________
                                               Name (please print)


Received by Employer on: __________________

By: ______________________________________



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   PART B ELECTION TO DEFER GAIN ON THE EXCHANGE OF NONQUALIFIED STOCK OPTIONS

Complete this portion of this form to defer gain on the exchange of nonqualified stock options granted under the Holophane Corporation Incentive Stock Plan and the Holophane Corporation 1996 Incentive Stock Plan.

By completing this portion of this Participation Agreement, I elect to defer the gain that I otherwise might realize on the exercise in any manner permitted by the plan or program under which the option is extended) of nonqualified stock options under the Holophane Corporation Incentive Stock Plan or the Holophane Corporation 1996 Incentive Stock Plan. I understand, however, that I must follow the procedures described in Section 4.B(iii) if the Plan.


___________________________________ _______________________________________
               Date                                 Signature

                                    _______________________________________
                                                Name (please print)


Received by Employer on: __________________

By: ______________________________________



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                        PART C DESIGNATION OF BENEFICIARY

Complete this portion of this form to name the person who is to receive any death benefits payable under the Plan.

(a)      Primary Beneficiary:

         I designate the following persons as my Primary Beneficiary or Beneficiaries to receive the portion of my Deferred Compensation Account that is not distributed to me before my death. This benefit will be paid, in the proportion specified, to:

         ______% to _____________________________________________________
                           (Name)                   (Relationship)

         Address:   _____________________________________________________

         ______% to _____________________________________________________
                           (Name)                   (Relationship)

         Address: _______________________________________________________

         ______% to _____________________________________________________
                           (Name)                   (Relationship)

         Address: _______________________________________________________

         ______% to _____________________________________________________
                           (Name)                   (Relationship)

         Address: _______________________________________________________

Note: You are not required to name more than one Primary Beneficiary but if you do, the sum of these percentages must equal 100 percent.

(b)      Contingent Beneficiary

If one or more of my Primary Beneficiaries dies before I die, I direct that any Plan death benefit that might otherwise have been paid to that Beneficiary:

         _____ Be paid to my other named Primary Beneficiaries in proportion to the allocation given above (ignoring the interest allocated to the deceased Primary Beneficiary); or

         _____    Be distributed among the following Contingent Beneficiaries.




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


         ______% to ____________________________________________________
                            (Name)                 (Relationship)

         Address: ______________________________________________________

         ______% to ____________________________________________________
                            (Name)                 (Relationship)

         Address: ______________________________________________________

         ______% to ____________________________________________________
                            (Name)                 (Relationship)

         Address: ______________________________________________________

         ______% to ____________________________________________________
                            (Name)                 (Relationship)

         Address: ______________________________________________________


Note: You are not required to name more than one Contingent Beneficiary but if you do, the sum of these percentages must equal 100 percent.


___________________________________ _______________________________________
               Date                                  Signature

                                    _______________________________________
                                                Name (please print)


Received by Employer on: __________________

By: ______________________________________




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                                     PART D
                                 ACKNOWLEDGMENT

         I acknowledge that (i) the Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees (as defined in the Employee Retirement Income Security Act of 1974, as amended) and that I have no right or claim to receive amounts credited to my Deferred Compensation Account or Supplemental Retirement Account other than those specifically granted by the terms of the Plan and (ii) I am solely responsible for ensuring that the Committee's files contain my current mailing address and that of my Beneficiary.

___________________________________ _______________________________________
                  Date                              Signature

                                    _______________________________________
                                               Name (please print)


Received by Employer on: __________________

By: ______________________________________






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